Exhibit 99.1

News Release

LOCKHEED MARTIN ANNOUNCES EARLY RESULTS AND

SATISFACTION OF MINIMUM CONDITION OF EXCHANGE OFFER

Subsequent Tenders to Receive Total Exchange Consideration

BETHESDA, Md., Nov. 29, 2012 – Lockheed Martin Corporation [NYSE: LMT] today announced early results of its offer to exchange any and all of its outstanding debt securities listed in the table below (the “old notes”) for a new series of 4.07% notes due 2042 (the “new notes”) and an additional cash amount (the “exchange offer”). The approximate principal amounts of each series of old notes that have been validly tendered for exchange, as of 5:00 p.m., New York City time, on Nov. 28, 2012 (the “early participation date”), based on information provided by the exchange agent to Lockheed Martin, are presented in the table below. These tendered old notes may not be withdrawn. The amount of outstanding old notes validly tendered and not validly withdrawn as of the early participation date, as reflected in the table below, exceeded the minimum condition of the exchange offer.

CUSIP	Series	Maturity Date of Old Notes	Aggregate Principal Amount Outstanding	Approximate Aggregate Principal Amount Tendered as of 11/28/12
543859AH5	7.00% Debentures due 2023 (Lockheed Martin as successor in interest to Loral Corporation)	09/15/23	$190,000,000	$60,978,000

543859AK8	8.375% Debentures due 2024 (Lockheed Martin as successor in interest to Loral Corporation)	06/15/24	$167,772,000	$275,000

543859AL6	7.625% Debentures due 2025 (Lockheed Martin as successor in interest to Loral Corporation)	06/15/25	$150,000,000	$7,855,000

539830AF6	7.75% Debentures due 2026	05/01/26	$228,495,000	$60,101,000

539830AK5	8.50% Debentures due 2029	12/01/29	$205,047,000	$7,846,000

539830AD1	7.20% Debentures due 2036	05/01/36	$69,071,000	$30,070,000

539830AR0	6.15% Notes due 2036	09/01/36	$1,079,230,000	$415,499,000
539830AQ2 U5400EAA9

539830AU3	5.50% Notes due 2039	11/15/39	$600,000,000	$270,552,000

539830AW9	5.72% Notes due 2040	06/01/40	$728,191,000	$284,741,000
539830AV1 U5400EAB7

			Total:	$1,137,917,000

Lockheed Martin also announced today that holders of old notes that validly tender their old notes after the early participation date and prior to the expiration of the exchange offer will also receive the same total exchange consideration (including the early participation payment) for the series of old notes tendered as will be received by holders of old notes that validly tendered the same series of old notes by the early participation date. Tenders submitted in the exchange offer after the early participation date of the exchange offer will be irrevocable except in the limited circumstances required by law (as determined by Lockheed Martin).

The exchange offer is only made, and copies of the offering documents will only be made available, to holders of the old notes who have certified to Lockheed Martin in an eligibility letter as to certain matters, including (1) their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) outside the United States, their status as non-U.S. persons as defined in Regulation S under the Securities Act. The exchange offer is scheduled to expire at 12:00 midnight, New York City time, at the end of the day on Dec. 12, 2012, unless extended.

The new notes have not been registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

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Media Contact: Jennifer Allen, 301-897-6308; jennifer.l.allen@lmco.com

Investor Relations Contact: Jerry Kircher, 301-897-6584; jerry.f.kircher@lmco.com

This press release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Disclosure regarding Forward-Looking Statements

This news release contains certain forward-looking information that is based on Lockheed Martin’s current expectations and assumptions. The statements in this press release regarding the planned exchange offer, the terms and conditions thereof and other statements that are not historical facts are forward-looking. Forward-looking information involves risks and uncertainties and reflects our best judgment based on current information. No forward-looking information may be guaranteed. Lockheed Martin undertakes no duty to update any forward-looking statement to reflect subsequent events, actual results or changes in our expectations.